UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2007, the Board of Directors of Skechers U.S.A., Inc. (the "Company"), approved amendments to Article VI of the Company’s bylaws, as amended, effective as of December 18, 2007, to clarify the Company’s authority to issue uncertificated shares of stock and thereby enable the Company to comply with Section 501.00 of the Listed Company Manual of the New York Stock Exchange (the "Direct Registration Rule"). The Direct Registration Rule requires NYSE-listed securities, such as the Company’s Class A common stock, to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 on and after January 1, 2008.

A direct registration program enables investors to establish book-entry ownership of stock or other securities. Shares are owned, recorded and transferred electronically without the issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical stock certificates. Because the Company’s existing bylaws did not clearly address the issuance of shares without a physical stock certificate, the Company’s Board of Directors determined that it was appropriate to amend the existing bylaws to clarify the Company’s authority to issue uncertificated shares in accordance with the Direct Registration Rule.

The foregoing summary is qualified in its entirety by reference to the full text of the amendment to the Company’s bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Second Amendment to Bylaws dated as of December 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

December 19, 2007	By:	/s/ David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

3.1	Second Amendment to Bylaws dated as of December 18, 2007.